UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 31, 2012

 Intermolecular, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street
San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 582-5700
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01.           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment of Agreements with ATMI

On December 31, 2012, we amended the Wets Workflow Purchase Agreement and the Dry Workflow Purchase Agreement with ATMI dated July 13, 2007 and December 16, 2008 respectively (collectively, the “Original Agreements”). The amendment extends ATMI's license to our HPC technology and our associated support obligations through 2013.

Under this amendment, ATMI will pay us a fixed fee for the calendar year 2013 in exchange for using our HPC technology and for selling ATMI products developed using our HPC Technology. ATMI's obligation to pay volume-based royalties resumes after the term of this amendment.

Additionally, during 2013, ATMI will pay us fees (i) to provide support services for tools that ATMI purchased from us under the Original Agreements and (ii) to supply a certain number of full-time employees or contractors dedicated to supporting ATMI's use of the dry and wets workflows.

The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the amendment that will subsequently be filed as an exhibit to our Annual Report on Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: January 4, 2013	By:	/s/ David E. Lazovsky
David E. Lazovsky
President and Chief Executive Officer